December 20, 2002
                                    Addendum

This is a modification to the conversion agreement dated July 17, 2002 by and between Sonic Jet Performance, Inc., and Ashford Capital, LLC.





Sonic Jet Performance, Inc., agrees modify the conversion date for Ashford Capital, LLC's Series B Preferred Stock to convert into Series A Preferred Shares of TSG, International to the earlier of 1) The discretion of Ashford Capital, LLC or 2) April 17, 2003 Ashford Capital, LLC will have until the conversion date to exchange Five (5) shares of Sonic Jet Performance, Inc. Series B Preferred Stock for Ten (10) shares of TSG, International which converts into 20% of the fully diluted shares of TSG, International. Ashford Capital must notify Sonic Jet within the period and surrender the shares at which time it will receive the Series A Preferred Shares of TSG, International.

This is subject to board approval prior to January 17, 2003


Accepted and Agreed




------------------------------                      --------------------------
Madhava Rao Mankal,                                 Walter Wright
Sonic Jet Performance                               Ashford Capital, LLC